                                                                       EX-99.d.19
                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT  made this ____ day  of_________,  2007,  by and  between The UBS
Funds, a Delaware  statutory trust (the "Trust") and UBS Global Asset Management
(Americas) Inc., a Delaware corporation (the "Advisor").

     1. Duties of the Advisor.  The Trust hereby  appoints the Advisor to act as investment advisor to the UBS Global Frontier Fund (the "Series") for the period and on such terms set forth in this Agreement.  The Trust employs the Advisor to manage  the  investment  and  reinvestment  of  the  assets  of the  Series,  to continuously  review,  supervise and administer  the  investment  program of the
Series,  to determine in its  discretion  the assets to be held  uninvested,  to provide the Trust with records  concerning  the Advisor's  activities  which the
Trust is  required to  maintain,  and to render  regular  reports to the Trust's officers  and  Board of  Trustees  concerning  the  Advisor's  discharge  of the
foregoing   responsibilities.   The  Advisor   shall   discharge  the  foregoing
responsibilities  subject  to the  control  of the  officers  and the  Board  of
Trustees of the Trust,  and in  compliance  with the  objectives,  policies  and limitations  set forth in the Trust's  Prospectus  and  Statement of  Additional
Information.  The  Advisor  accepts  such  employment  and  agrees to render the services and to provide,  at its own  expense,  the office  space,  furnishings, equipment and the personnel  required by it to perform the services on the terms and for the compensation provided herein. With respect to foreign securities, at
its  own  expense,   the  Advisor  may  obtain  statistical  and  other  factual information and advice  regarding  economic  factors and trends from its foreign subsidiaries,  and may obtain investment  services from the investment  advisory personnel of its affiliates located throughout the world to the extent permitted under interpretations of the federal securities laws.

     2.  Portfolio  Transactions.  The Advisor  shall  provide the Series with a trading  department,  and with  respect to foreign  securities,  the  Advisor is authorized to utilize the trading  departments  of its foreign  affiliates.  The
Advisor shall select,  and with respect to its foreign  affiliates or the use of any  sub-advisors,  shall  monitor the selection of, the brokers or dealers that will  execute  the  purchases  and sales of  securities  for the  Series  and is directed  to use its best  efforts to ensure that the best  available  price and most favorable execution of securities transactions for the Series are obtained.
Subject  to  policies  established  by the  Board of  Trustees  of the Trust and communicated  to the  Advisor,  it is  understood  that the Advisor  will not be deemed to have acted  unlawfully,  or to have  breached a fiduciary  duty to the
Trust or in respect of the Series,  or be in breach of any  obligation  owing to the Trust or in respect of the Series under this Agreement, or otherwise, solely by reason  of its  having  caused  the  Series  to pay a member of a  securities exchange,  a  broker  or a  dealer  a  commission  for  effecting  a  securities transaction for the Series in excess of the amount of commission  another member of an exchange, broker or dealer would have charged if the Advisor determines in good faith that the commission  paid was reasonable in relation to the brokerage or research services provided by such member,  broker or dealer, viewed in terms of that particular  transaction or the Advisor's overall  responsibilities  with respect to the Series and to other  funds and  advisory  accounts  for which the
Advisor or any Sub-Advisor, as defined in Section 8 hereof, exercises investment discretion.  The Advisor will promptly  communicate to the officers and trustees of the Trust such  information  relating to the Series  transactions as they may reasonably request.

     3.  Compensation  of the  Advisor.  For the  services to be rendered by the
Advisor as provided in Sections 1 and 2 of this Agreement,  the Series shall pay to the Advisor within five business days after the end of each calendar month, a monthly fee of one twelfth of the effective  advisory fee rate multiplied by the
Series' average daily net assets for the month. For purposes of calculating such fee, the Series' average daily net assets will be deemed to be the average daily value of the  Series'  total  assets  minus the sum of the  Series'  liabilities
(which liabilities exclude the aggregate amount of any borrowing). The effective advisory fee rate is calculated  according to the following fee schedule:  0.95%
of assets under management.

     In the event of  termination  of this  Agreement,  the fee provided in this
Section 3 shall be paid on a pro rata  basis,  based on the  number of days when this Agreement was in effect.

     4. Reimbursement of Fee Waivers and Expense  Reimbursements.  If on any day
during which this  Agreement is in effect,  the estimated  annualized  Operating
Expenses  (as  defined  below)  of the  Series  for that  day are less  than the
Operating  Expense  Limit (as defined  below),  the Advisor shall be entitled to reimbursement by the Series of the investment management fees waived or reduced, and of any expense reimbursements or similar payments remitted by the Advisor to the Series  pursuant to the Advisor's  agreement to limit the Series'  Operating
Expenses  (the  "Reimbursement  Amount")  during any of the  previous  three (3)
years, to the extent that the Series' annualized  Operating  Expenses,  plus the amount  so  reimbursed,  equals,  for such day,  the  Operating  Expense  Limit, provided  that such amount paid to the Advisor will in no event exceed the total
Reimbursement  Amount and will not include any amounts previously  reimbursed by the Series to the  Advisor.  For  purposes  of this  Section  4: (i)  "Operating
Expenses" shall include the ordinary  operating  expenses incurred by the Series in any fiscal year, including,  without limitation,  management fees paid to the
Advisor,   but  excluding  interest,   taxes,   brokerage   commissions,   other
investment-related costs and extraordinary expenses not incurred in the ordinary course of the Series'  business;  and (ii) "Operating  Expense Limit" shall mean the rate of the "Total  Expense  Limit" as a  percentage  of  average  daily net assets of the Series as stated in the then current registration statement of the
Series,  plus any  distribution  or service  fees  under  Rule  12b-1  under the
Investment Company Act of 1940 and/or  shareholder  service fees as described in the then current  registration  statement of the Series, as determined from time to time by the Board of Trustees of the Trust.

     5. Reports.  The Series and the Advisor agree to furnish to each other such information  regarding their operations with regard to their affairs as each may reasonably request.

     6. Status of Advisor.  The services of the Advisor to the Series are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services to the Series are not impaired thereby.

     7. Liability of Advisor. In the absence of willful misfeasance,  bad faith, gross  negligence or reckless  disregard by the Advisor of its  obligations  and duties hereunder,  the Advisor shall not be subject to any liability  whatsoever to the Series,  or to any shareholder of the Series,  for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including,  without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Series.

     8. Delegation of Responsibilities to Sub-Advisors.  The Advisor may, at its
expense,  select  and  contract  with  one or more  affiliated  or  unaffiliated investment  advisors  registered  under  the  Investment  Advisers  Act of  1940
("Sub-Advisors") to perform some or all of the services for the Series for which it is  responsible  under  this  Agreement.  The  Advisor  will  compensate  any
Sub-Advisor  for its  services to the Series.  The  Advisor  may  terminate  the services of any  Sub-Advisor  at any time in its sole  discretion,  and shall at such time  assume  the  responsibility  of such  Sub-Advisor  unless and until a successor  Sub-Advisor  is selected  and the  requisite  approval of the Series'
shareholders is obtained.  The Advisor will continue to have  responsibility for all advisory services furnished by any Sub-Advisor.

     9.  Duration and  Termination.  This  Agreement  shall become  effective on
________________,  2007  provided  that  first it is  approved  by the  Board of
Trustees  of the Trust,  including  a  majority  of those  trustees  who are not parties to this  Agreement or  interested  persons of any party  hereto,  in the manner  provided in Section  15(c) of the  Investment  Company  Act of 1940,  as
amended  (the "1940 Act") and by the  holders of a majority  of the  outstanding
voting   securities  of  the  Series;   and  shall   continue  in  effect  until
________________,  2009. Thereafter,  this Agreement may continue in effect only if such  continuance  is approved at least annually by: (i) the Trust's Board of
Trustees; or (ii) by the vote of a majority of the outstanding voting securities of the Series;  and in either event by a vote of a majority of those trustees of the Trust who are not parties to this  Agreement  or  interested  persons of any such  party in the  manner  provided  in  Section  15(c) of the 1940  Act.  This
Agreement may be terminated by the Trust at any time, without the payment of any penalty,  by the Board of  Trustees  of the Trust or by vote of the holders of a majority of the outstanding  voting securities of the Series on 60 days' written notice to the Advisor.  This  Agreement  may be terminated by the Advisor at any time,  without the payment of any penalty,  upon 60 days' written  notice to the
Trust.  This  Agreement  will  automatically  terminate  in  the  event  of  its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid,  to the other party at the principal office of such party.

     As used in this Section 9, the terms "assignment," "interested person," and
"a vote of a  majority  of the  outstanding  voting  securities"  shall have the respective  meanings set forth in Section 2(a)(4),  Section 2(a)(19) and Section
2(a)(42) of the 1940 Act and Rule 18f-2 thereunder.

     10. Name of Advisor.  The parties  agree that the Advisor has a proprietary interest in the name "UBS," and the Trust agrees to promptly take such action as may be necessary to delete from its corporate name and/or the name of the Series any reference to the name of the Advisor promptly after receipt from the Advisor of a written request therefor.

     11. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     12.  Amendment of this  Agreement.  No provision of this  Agreement  may be changed,  waived,  discharged or terminated orally, but only by an instrument in writing  signed by the party against which  enforcement  of the change,  waiver, discharge or termination is sought,  and no material amendment of this Agreement shall  be  effective  until  approved  by  vote  of a  majority  of the  Series'
outstanding voting securities.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this ____ day of _________, 2007.

THE UBS FUNDS                                   THE UBS FUNDS

By:                                             By:
    Name:                                            Name:
    Title:                                           Title:

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.     UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

By:                                             By:
    Name:                                            Name:
    Title:                                           Title: